SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 20, 2010

Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)
(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to 2009 Equity Compensation Plan
     At the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of First Potomac Realty Trust (the “Company”) held on May 20, 2010, the Company’s shareholders approved Amendment No. 1 to the Company’s 2009 Equity Compensation Plan (the “Amendment”). The Amendment was approved by the Company’s Board of Trustees on March 30, 2010, subject to shareholder approval. The Amendment:
•	increased by 2,250,000 the total number of common shares authorized for grant under the 2009 Equity Compensation Plan; and

•	implemented a “fungible share pool” pursuant to which any shares subject to awards of options or SARs will be counted against the number of shares available for issuance under the plan as one share for each one share subject to an award, while any shares subject to awards other than options or SARs will be counted against the number of shares available for issuance under the plan as 3.44 shares for every one share subject to an award. As shares subject to such awards expire or are forfeited, the number of shares available for awards under the plan shall be increased at the same rate as such awards were deducted from the share limit under the plan.
     The description of the terms and conditions of the Amendment, as set forth in the Company’s definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 6, 2010, is incorporated herein by reference. The foregoing summary of the Amendment is qualified by reference to the copy of the Amendment filed as Exhibit 10.1 hereto.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Results of 2010 Annual Meeting of Shareholders
The Annual Meeting was held at the Company’s corporate headquarters in Bethesda, Maryland. A total of 28,150,440 (91.5%) of the Company’s issued and outstanding common shares held of record on March 15, 2010 were present either in person or by proxy. The information below is a summary of the voting results on three proposals considered and voted upon at the meeting.
Election of Trustees
The following persons, which represents the entire previous board of trustees of the Company, were duly elected as trustees of the Company until the 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified: Robert H. Arnold, Richard B. Chess, Douglas J. Donatelli, J. Roderick Heller, III, R. Michael McCullough, Alan G. Merten and Terry L. Stevens. The table below sets forth the voting results for each nominee:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Robert H. Arnold	23,416,271	166,108	4,568,061
Richard B. Chess	23,409,200	173,179	4,568,061
Douglas J. Donatelli	22,394,489	1,187,890	4,568,061
J. Roderick Heller, III	23,408,604	173,775	4,568,061
R. Michael McCullough	23,402,568	179,811	4,568,061
Alan G. Merten	23,375,968	206,411	4,568,061
Terry L. Stevens	23,435,357	147,022	4,568,061

Other Business
At the Annual Meeting, the Company’s shareholders approved Amendment No. 1, as described above, and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Set forth below are the results of the shareholder vote on these proposals:

		Votes		Broker
Proposal	Votes For	Against	Abstentions	Non-Votes
Amendment No. 1 to 2009 Equity Compensation Plan	16,762,906	6,722,785	96,688	4,568,061

Ratification of Accountants for 2010 fiscal year	26,635,936	1,439,330	75,174	0
Item 8.01. Other Events.
Non-Employee Trustee Compensation
On May 20, 2010, each of the Company’s six non-employee trustees was granted 3,379 restricted common shares of the Company (the “Trustee Share Awards”) as part of the Company’s Trustee compensation program. The Trustee Share Awards will vest on May 20, 2011, assuming continued service by the trustee until that date.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Company’s 2009 Equity Compensation Plan.
10.2	Form of Restricted Common Share Award Agreement for Trustees

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
May 21, 2010
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the Company’s 2009 Equity Compensation Plan.

10.2	Form of Restricted Common Share Award Agreement for Trustees